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Exhibit 10.6          Employment Agreement with Mike Ryan



                              EMPLOYMENT AGREEMENT
                              --------------------

This Agreement is made by and between HUMITECH INC, a Nevada Corporation (the "Corporation") and Mike Ryan (the "Executive") effective the 1st day of October 2001.

WHEREAS, The Corporation is the holding company that's business of manufacturing and marketing of Humidity control technology, WHEREAS, The Executive has considerable experience in the management of a successful businesses,
WHEREAS, The Corporation desires to hire Executive as Executive Vice President of Marketing and Sales for the Company.
NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements contained in this Agreement, the parties hereby agree as follows:

1. EMPLOYMENT SCOPE AND AUTHORITY. The Corporation hereby employs the Executive and Executive accepts employment as Executive Vice President of Marketing and Sales of the Corporation, The Executive shall report and be responsible to the Corporation's CEO and Board of Directors. The management powers shall be superior to all other officers or employees of the Corporation. Executive shall become and remain a Employee of the Corporation during the term of this agreement.
2. TERM. The initial term of the Agreement shall be for three (3) years from the date the Agreement is signed by all of the parties.
3. CONTINUED TERM. The Executive Committee of the Board of Directors, after the initial term of the Agreement has expired, may extend and renew this Agreement for additional three (3) year terms.
4. DUTIES. The Executive shall serve as Executive Vice President of Marketing and Sales of the Corporation and shall have such duties, responsibilities and authority as is customary to such position and such other duties, responsibilities as may from time to time be assigned by the Board of Directors of the Corporation.
5. TIME, ABILITY AND ATTENTION. The Executive shall devote substantially all of his working time, ability and attention to the business of the Corporation. Corporation recognizes that the Executive any have other business interest, to which he may devote a reasonable amount of time, provided such do not conflict with the conduct of the business affairs of the Corporation.
6. PLACE OF PERFORMANCE. The Executive shall maintain his office at the principal Executive offices of the Corporation, subject to required travel on behalf of the Corporation.
7. COMPENSATION. The Corporation shall pay the Executive the salary, reimbursement of expenses and provide the benefits as specified below.
         (a) SALARY. The Corporation shall pay the Executive a salary (See Exhibit A) commencing on the effective date hereof, payable bimonthly or otherwise in accordance with the Corporation payroll practices for all employees;

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         (b)      INCENTIVE BONUS. As a further inducement to accept the
                  position with the Corporation, during the term of this Agreement and extensions thereof, Corporation shall pay to Executive an annual bonus to be determined in good faith by the Board of Directors. The Board of Directors if the Corporation shall, within six (6) months of the date of this Agreement, structure, institute and establish an incentive bonus program specifying how and when bonuses are to paid pursuant to this paragraph.
         (c) BENEFITS. Executive shall be entitled to participate in the Corporation's employee benefit programs in effect from time to time for employees at comparable levels of responsibility. Participation will be in accordance with any applicable policies adopted by the Board of Directors. Executive shall be entitled to vacations, absences for illness. And to similar benefits of employment to the extent such benefits are generally offered to employees of the Corporation at a comparable level of responsibility, subject to the policies and procedures adopted by the Board of Directors.
         (d) EXPENSES. Subject to the policies and procedures as may be adopted by the Corporation's Board of Directors, Executive shall be entitled to reimbursement for auto, insurance, travel, entertainment and other expenses actually incurred on behalf of Corporation (upon presentation of reasonable evidence thereof) to the extent such expenses are incurred in connection with direct activities of the Corporation, and to the extent similar reimbursements are generally available to employees of the Corporation at a comparable level of responsibility.
         (e) SERVICES. The Corporation shall furnish Executive office space, personnel and such other facilities and services as reasonably required for Executive to perform the duties of Executive Vice President of Marketing and Sales of the Corporation.
8. TERMINATION BY CORPORATION. This Agreement, and the employment of Executive, hereunder, shall terminate immediately upon the occurrence of any one of the following events:
         (a)      DEATH. Upon the death of Executive.
         (b) DISABILITY. The Executive becomes incapacitated due to physical or mental illness and Executive shall have been absent from employment on a full-time basis for thirty (30) consecutive days, and fails to return to perform the duties assigned by the Corporation on a full-time basis within thirty
                  (30) days after delivery of written notice of termination of the Agreement.
         (c) AGREEMENT. The mutual written agreement of the Corporation and the Executive.
         (d) TERM. The expiration of the term, as extended, of this Agreement
         (e) FOR CAUSE. (i) Willful, intentional and continued failure to perform the duties of Executive Vice President of the Corporation, except disability, for more than thirty (30) days after delivery of written demand by the Corporation for performance which shall specify the manner and means which the Corporation believes that the Executive is not performing the duties of Chief Executive Officer, (ii) the conviction of the Executive of a criminal act of moral turpitude, have or liable to have an adverse affect on the Corporation, its business, reputation or good will. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be

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                  considered "willful" or "intentional" unless done, omitted to be done, knowingly, in bad faith, and without reasonable belief that such action or omission was in the best interest of the Corporation. The Executive shall not be terminated for cause by the Corporation without first having received the opportunity, together with legal counsel, to be heard before the Board of Directors and delivery of written notice specifying the provisions of this Agreement and the facts and circumstances relied upon as basis for termination and a written finding of facts and good faith opinion of the Board of Directors that the Executive violated clause (i) and/or
                  (ii) of this paragraph.
9. TERMINATION BY EXECUTIVE. This Agreement may be terminated by the Executive upon the occurrence of any one of the following events:
         (a) DISABILITY. In the event the Executive's health impairs the performance of the duties of the Executive and such is hazardous to Executive's physical or mental health or life, provided a written statement form a qualified physician is delivered to the Board of Directors reasonably describing such impairment.
         (b) GOOD CAUSE. (i) the Board of Directors fails to reelect Executive as Executive Vice President of the Company or removes Executive from such position or position, (ii) the Board of Directors shall fail to vest the powers and authority of Executive Vice President, (iii) the Board of Directors shall fail to comply with any material provision of the Agreement which is not cured within ten (10) days of delivery of written notice to the Board of Directors; or, (iv) any purported termination by Corporation not in compliance with the requirements of paragraph 8 (e).
10. EXECUTIVE COMPENSATION UPON TERMINATION. The Corporation shall pay the Executive upon the event of termination the compensation set forth below:
         (a) DEATH. The corporation shall continue the salary for a period of six (6) months from and including the month of death and pay such in accordance with the payroll policies of the Corporation to the representative of the deceased Executive's estate.
         (b) DISABILITY. The Corporation shall continue the salary for a period of six (6) months after this agreement is terminated pursuant to paragraph 8 (b), provided the salary payments may be reduced by the amount of payment received by the Executive under disability benefits plans of the Company, if any.
         (c)      BREACH OF AGREEMENT. In the event this Agreement is terminated pursuant to paragraph 9 (b) the Corporation shall pay
                  Executive (i) full salary through Date of Termination at the annual rate then in effect at the time Notice of Termination, the Corporation shall pay as severance pay to Executive, the greater of one years payroll or an amount equal to two times the salary remaining unpaid under the term of this agreement or two times the amount equal to the annual salary in effect at the Date of Termination, payable in one lump sum on or before five (5) business days after the Date of Termination; and (iii) if the termination arises out of a breach by the Company of this agreement, the Corporation shall pay all other damages for loss of benefits, legal expenses incurred and costs of court. In the event this Agreement is terminated pursuant to paragraph 8(e) the Corporation shall be obligated to pay Executive any salary due to the Date of Termination.

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         (d)      OPTIONAL SEVERANCE PAYMENT. Executive upon the event of the
                  Corporation's obligation to pay severance, may in Executive's sole discretion and option elect to accept a number of shares of registered stock of the Corporation determined by dividing the severance amount due by $1.00 which number of shares when delivered shall be in full payment and satisfaction of the Corporation's obligation to Executive.
         (e) CONTINUATION OF BENEFITS. Except for termination for Cause, the Corporation shall maintain in full force and effect, for the benefit of the Executive for six (6) months, all employee benefits, plans and programs in which Executive was entitled to participate and did participate immediately prior to the Corporation shall terminate all employee benefits, plans and programs in which Executive was entitled to participate and did participate immediately prior to the Date of Termination.
         (f) MITIGATION. The Executive shall not be required to mitigate the amount of any payment provided under this paragraph 10 by seeking other employment or otherwise.
11. NON-COMPETITION. Executive expressly agrees that while this agreement is in effect, and, except for termination for Cause, for a period of five (5) years following the termination of this Agreement, Executive will not directly or indirectly, as an employee, agent, proprietor, partner, broker, stockholder, officer, director, or otherwise, render any services to, on Executive's own behalf or on behalf of any other person or entity, engage in as an employee or owner of any competitive business or organization located within a 500 mile radius of the Counties of Dallas, Tarrant, Denton, Collin, Rockwell, Texas or any other county in any state in which the Corporation then maintains an office that would compete directly or indirectly with Corporation's Business, without prior written consent of Corporation. The term "competitive business" shall include but shall not be limited to any business that manufactures and markets commercial air purification technology. Executive further expressly agrees that Executive will not use for Executives' own benefit or disclose to any person any information, including confidential information, which is obtained or learned while acting as Executive, without prior written consent of the Corporation. The agreements contained in this paragraph on the part of Executive shall be construed as an integral part of an enforceable agreement and the agreements contained herein were made at the time this agreement was consummated by the parties. The Executive acknowledges and agrees that the non-competition restrictions contained herein are fair and reasonable as to geographical area, length of time and scope of activity restrained. The existence of any claim or cause of action against Executive by the Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation of the agreements contained in this paragraph.
12. ADMINISTRATIVE PROVISIONS. The terms of this Agreement shall be administered pursuant to the following provisions:
         (a) DEFINITION. "Date of Termination" shall mean (i) the date of death of Executive, (ii) thirty (30) days after notice of termination is given for disability, (iii) the date specified in the notice of termination for cause or good cause; provided, if within thirty (30) days after delivery of a notice of termination the person receiving such notice notifies the other in writing that a dispute exists, the Date of Termination shall be the date he dispute is finally determined by mutual agreement or otherwise.

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         (b)      PARTIES BOUND. This Agreement shall be binding on and inure to the benefit of the parties and their respective heirs, executors, administrators. Legal representatives, successors and assigns.
         (c) ASSIGNMENT. Executive shall have no right to transfer or assign any interest in this Agreement without the prior written consent of the Corporation.
         (d) TIME LIMITS. Time is of the essence in this Agreement; and all time limits shall be strictly construed and rigidly enforce.
         (e) NO WAIVER. A failure or delay in the enforcement of the rights detailed in this Agreement by Corporation shall not constitute a waiver of those rights or be considered a basis for estoppel. Corporation may exercise its rights under this Agreement despite any delay or failure to enforce those rights.
         (f) DISPUTE OR CONTEST. In the unlikely event that a dispute occurs or an action in law or equity arises out of the operation, construction, or interpretation of this Agreement, the prevailing party shall be entitled, in addition to any other relief granted to reasonable expenses for attorneys' fees and costs incurred by such party in the action.
         (g) PARAGRAPH HEADINGS. The paragraph headings used in this Agreement are descriptive only and shall have no legal force or effect whatever.
         (h) TEXAS LAW. This Agreement shall be subject to and governed by the laws of the State of Texas. Any and all obligations or payments are due and payable in Dallas County, Texas.
         (i) SEVERABILITY. If any provision of this Agreement shall, for any reason, be hold violative of any applicable law, and so much of the Agreement is held to be unenforceable, then the invalidity of such a specific provision of this Agreement shall not be deemed to invalidate any other provisions of this Agreement, which other provisions shall remain in full force and effect unless removal of the invalid provisions destroy the legitimate purposes of this Agreement, in which event this Agreement shall be canceled.
         (j) MODIFICATION OF AGREEMENT. This Agreement represents the entire Agreement by and between the parties, except as otherwise provided in this Agreement, and it may not be changed except by written amendment duly executed by all parties.
         (k) NOTICES. All notices and communications pursuant to this Agreement shall be in writing and delivered when sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Executive:     Mike Ryan
                              15851 Dallas Parkway, Suite 410
                              Addison, TX, 75001

         If to Corporation:   Humitech Inc.
                              15851 Dallas Parkway, Suite 410
                              Addison, TX, 75001

         Or such other address any party may have furnished to the other in writing upon receipt by such party.


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         SIGNED, accepted and agreed to the first date stated above, by the undersigned parties.

         CORPORATION:
         HUMITECH INC:


         /s/ C.J. Comu
         --------------------------------------------
         C.J. Comu, Chief Executive Officer



         EXECUTIVE:


         /s/ Mike Ryan
         --------------------------------------------
         Mike Ryan




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                                   EXHIBIT "A"


TITLE:
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o VP Marketing, Sales and National Account Development

RESPONSIBILITIES:
-----------------
o Build a National Dealer Distribution Organization
o Network with existing organizations to secure Contract
o Financing support/investors during pre-financing stage.
o Assist in Documentation and Disclosure
o Establish Operation Program and Support Media
o Establish Press and PR for Humitech and Products
o Assist in training, creating brochures and marketing material
o Participate in Trade Shows, Conventions and PR
o Field in bound sales calls provide info and follow up.

COMPENSATION:
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o 1Q2002 Salary $36,000, IPO $60,000, FYE 12.31.02 Bonus TBD
o Product Commission of 5% for all product/rental sales revenue (excluding Distributor sales)
o Distributor Commission of 15% total sales (to be disbursed by EVP to support team).
o Investment Consulting fee of 10% in cash and 10% stock for any private placement financing
o Bonus of 2% (of annual Base Salary) for exceeding quarterly product/dealer sales projections.
o Three year Equity Stock Ownership plan of 1,000,000 shares, vested quarterly @ $.01/sh.
o Employee Stock Option Plan; 500,000/sh @ 20% discount, after one year employment.
o Expense reimbursement on approved business matters, office, supplies and support.
o Medical Coverage Plan - after 90 days employment.